As filed with the Securities and Exchange Commission on April 10, 2017
Registration Statement No. 333-________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
FRONTLINE LTD.
(Exact name of Registrant as specified in its charter)
________________________

Bermuda (State or other jurisdiction of incorporation or organization)	98-0459426 (I.R.S. Employer Identification Number)

Frontline Ltd. Par-la-Ville Place 14 Par-la-Ville Road Hamilton, HM 08 Bermuda +1 (441) 295-6935	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)
________________________

Copies to:

Gary J. Wolfe, Esq.
 Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574‑1200 (telephone number)
(212) 480‑8421 (facsimile number)
________________________
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $1.00 per share
Preferred Shares
Debt Securities(4)
Warrants(5)
Purchase Contracts(6)
Rights(7)
Units(8)
Offering Total	$300,000,000(1)	$300,000,000(1)(2)	$34,770(3)

1.
An indeterminate aggregate initial offering amount or number of ordinary shares, preferred shares, debt securities, warrants, purchase contracts, rights and units are being registered as may from time to time be issued in offerings at indeterminate prices in an aggregate amount not to exceed $300,000,000 or the equivalent thereof in foreign currencies. Also includes such indeterminate amount of securities of the types listed above that are convertible or rearrangeable into one or more of the securities listed above.

2.
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.  Pursuant to General Instruction II.C of Form F-3, the table does not specify by each class information as to the amount to be registered or the proposed maximum aggregate offering price.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by Frontline Ltd. pursuant to this registration statement exceed $300,000,000.

3.	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
4.
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $300,000,000.

5.	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $300,000,000.
6.	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $300,000,000.

7.	There is being registered hereunder an indeterminate amount of rights as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $300,000,000.
8.
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $300,000,000. Units may consist of any combination of the securities offered by Frontline Ltd. registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective.

Preliminary Prospectus
SUBJECT TO COMPLETION, DATED APRIL 10, 2017
$300,000,000
Ordinary Shares, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts, Rights and Units

FRONTLINE LTD.
Through this prospectus, we may periodically offer:
(1)	our ordinary shares,
(2)	our preferred shares,
(3)	our debt securities,
(4)	our warrants,
(5)	our purchase contracts,
(6)	our rights, and
(7)	our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.  The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $300,000,000. The prices and terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our ordinary shares are listed on the New York Stock Exchange under the symbol "FRO."
An investment in these securities involves risks.  Before you make an investment in our securities, you should carefully consider the section entitled "Risk Factors" beginning on page 5 of this prospectus, and the other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is             , 2017

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
RISK FACTORS	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
RATIO OF EARNINGS TO FIXED CHARGES	7
USE OF PROCEEDS	8
CAPITALIZATION	9
PRICE RANGE OF ORDINARY SHARES	10
ENFORCEABILITY OF CIVIL LIABILITIES	11
PLAN OF DISTRIBUTION	12
DESCRIPTION OF CAPITAL STOCK	13
DESCRIPTION OF DEBT SECURITIES	14
DESCRIPTION OF WARRANTS	19
DESCRIPTION OF PURCHASE CONTRACTS	20
DESCRIPTION OF RIGHTS	21
DESCRIPTION OF UNITS	22
EXPENSES	23
LEGAL MATTERS	23
EXPERTS	23
WHERE YOU CAN FIND ADDITIONAL INFORMATION	23

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the ordinary shares, preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings in an amount not to exceed $300,000,000.  This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts, prices and terms of the offered securities.  The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information in the registration statement.  Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, other than in cases where the BMA has granted a general permission.  The BMA in its policy dated June 1, 2005 provides that, where any equity securities of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for so long as any equity securities of such company remain so listed.  The New York Stock Exchange, or NYSE, is deemed to be an appointed stock exchange under Bermuda Law.  In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus of the registration statement of which it forms part. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, or the Companies Act, pursuant to provisions incorporated therein following the enactment of the Companies Amendment Act 2013.  Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.
Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.
Unless the context otherwise requires, as used in this prospectus, the terms "Company," "we," "us," and "our" refer to Frontline Ltd. and all of its subsidiaries. "Frontline Ltd." refers only to Frontline Ltd. and not its subsidiaries.
We use the term deadweight tons, or dwt, in describing the size of vessels. Dwt expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus.  As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
The Company
We are Frontline Ltd., an international shipping company incorporated in Bermuda as an exempted company under the Bermuda Companies Act of 1981 on June 12, 1992 (Company No. EC-17460). Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number at that address is +(1) 441 295 6935.
We are engaged primarily in the ownership and operation of oil and product tankers. We operate oil tankers of two sizes: Very Large Crude Carriers, or VLCCs, which are between 200,000 and 320,000 dwt, and Suezmax tankers, which are vessels between 120,000 and 170,000 dwt, and operate clean product tankers of two sizes: MR tankers, which are approximately 50,000 dwt, and Aframax/LR2 tankers, which range in size from 111,000 to 115,000 dwt. We operate through subsidiaries and partnerships located in Bermuda, India, the Philippines, Liberia, Norway, the United Kingdom and Singapore. We are also involved in the charter, purchase and sale of vessels.
Formation of Frontline 2012
On December 31, 2011, in conjunction with our Board of Directors, or the Board, we approved a restructuring plan to meet the challenges created by a very weak tanker market and we completed the sale of 15 wholly-owned special purpose companies, or SPCs, to Frontline 2012 Ltd., or Frontline 2012. These SPCs owned six VLCCs (Front Kathrine, Front Queen, Front Eminence, Front Endurance, Front Cecilie and Front Signe, one of which was on time charter), four Suezmax tankers (Front Thor, Front Odin, Front Loki and Front Njord) and five VLCC newbuilding contracts. The SPCs were sold at fair market value of $1,120.7 million, which was the average of three independent broker valuations. As part of the transaction, Frontline 2012 assumed the obligation to pay $666.3 million in bank debt and $325.5 million in remaining commitments to the shipyard under the newbuilding contracts.
The Merger
On November 30, 2015, pursuant to a merger agreement dated July 1, 2015, between Frontline Ltd., Frontline Acquisition Ltd., a wholly-owned subsidiary of Frontline Ltd., and Frontline 2012, we completed a merger, or the Merger, with Frontline 2012. The Merger was accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, with Frontline 2012 selected as the accounting acquirer under this guidance. Consequently, our historical financial statements (in all subsequent financial statements that reflect the acquisition) are those of Frontline 2012. After completion of the Merger and as of December 31, 2016, the Company's fleet consisted of 56 vessels, with an aggregate capacity of approximately 11 million dwt. The Company's fleet consisted of (i) 28 vessels owned by the Company (seven VLCCs, ten Suezmax tankers and eleven Aframax/LR2 tankers), (ii) 13 vessels that are under capital leases (11 VLCCs and two Suezmax tankers), (iii) one VLCC that is recorded as an investment in a finance lease, (iv) four vessels chartered-in for periods of 12 months including extension options (two VLCC and two Suezmax tankers), which will be redelivered during the first and second quarter of 2017, (v) two VLCCs where the cost/revenue is split equally with a third party (of which one is chartered-in by the Company and one by a third party), (vi) three MR product tankers that are chartered-in on short term time charters with a remaining duration of less than two months, and (vii) five vessels that are under our commercial management (two Suezmax tankers and three Aframax oil tankers).  As of December 31, 2016 we also had a newbuilding program of 16 vessels, comprised of three VLCCs, six Suezmax tankers and seven Aframax/LR2 tankers.

Our Combined Fleet
The following table sets forth the fleet that we operated as of December 31, 2016:

Vessel	Built	Approximate Dwt	Flag	Type of Employment(1)

Tonnage Owned Directly

VLCC
Front Kathrine(2)	2009	297,000	Marshall Islands	Time Charter
Front Queen	2009	297,000	Marshall Islands	Spot Market
Front Eminence	2009	321,300	Marshall Islands	Spot Market
Front Endurance	2009	321,300	Marshall Islands	Spot Market
Front Cecilie	2010	297,000	Hong Kong	Spot Market
Front Signe	2010	297,000	Hong Kong	Spot Market
Front Duke(3)	2016	300,000	Marshall Islands	Time Charter

Suezmax
Front Ull	2014	156,000	Marshall Islands	Spot Market
Front Idun	2015	156,000	Marshall Islands	Spot Market
Front Thor	2010	156,000	Marshall Islands	Spot Market
Front Loki	2010	156,000	Marshall Islands	Spot Market
Front Odin(4)	2010	156,000	Marshall Islands	Time Charter
Front Njord(5)	2010	156,000	Hong Kong	Time Charter
Front Balder(6)	2009	156,000	Marshall Islands	Time Charter
Front Brage	2011	156,000	Marshall Islands	Spot Market
Front Crown	2016	156,000	Marshall Islands	Spot Market
Front Challenger	2016	156,000	Marshall Islands	Spot Market

Aframax/LR2 Tankers
Front Lion(7)	2014	115,000	Marshall Islands	Time Charter
Front Puma(8)	2015	115,000	Marshall Islands	Time Charter
Front Panther(9)	2015	115,000	Marshall Islands	Time Charter
Front Tiger(10)	2015	115,000	Marshall Islands	Time Charter
Front Ocelot	2016	111,000	Marshall Islands	Spot Market
Front Cheetah(11)	2016	115,000	Marshall Islands	Time Charter
Front Lynx	2016	111,000	Marshall Islands	Spot Market
Front Cougar	2016	115,000	Marshall Islands	Spot Market
Front Leopard	2016	111,000	Marshall Islands	Spot Market
Front Jaguar(12)	2016	111,000	Marshall Islands	Time Charter
Front Altair	2016	111,000	Marshall Islands	Spot Market
Tonnage Chartered in from Ship Finance International Limited

VLCC
Front Century(13)	1998	311,000	Marshall Islands	Spot Market
Front Circassia	1999	306,000	Marshall Islands	Spot Market
Front Scilla	2000	303,000	Marshall Islands	Spot Market
Front Ariake(14)	2001	299,000	Bahamas	Time Charter
Front Serenade	2002	299,000	Liberia	Spot Market
Front Stratus	2002	299,000	Liberia	Spot Market
Hakata	2002	298,000	Bahamas	Spot Market
Front Falcon	2002	309,000	Bahamas	Spot Market
Front Page	2002	299,000	Liberia	Spot Market
Front Force(15)	2004	305,000	Marshall Islands	Time Charter
Front Energy	2004	305,000	Marshall Islands	Spot Market

Suezmax
Front Ardenne	1997	150,000	Marshall Islands	Spot Market
Front Brabant	1998	150,000	Marshall Islands	Spot Market

(1)	Time Charter includes those contracts with durations in excess of six months.
(2)	This vessel commenced a time charter in November 2016 with earliest possible re-delivery in April 2017.
(3)	This vessel commenced a time charter in September 2016 with earliest possible re-delivery in April 2017
(4)	This vessel commenced a time charter in November 2015 with the earliest possible re-delivery in September 2017.
(5)	This vessel commenced a time charter in February 2016 with earliest possible re-delivery in January 2018.
(6)	This vessel commenced a time charter in May 2016 with earliest possible re-delivery in April 2017.
(7)	This vessel commenced a time charter in August 2015 with the earliest possible re-delivery in February 2018.
(8)	This vessel commenced a time charter in March 2015 with the earliest possible re-delivery in February 2018.
(9)	This vessel commenced a time charter in February 2015 with the earliest possible re-delivery in December 2017.
(10)	This vessel commenced a time charter in February 2016 with earliest possible re-delivery in December 2017.
(11)	This vessel commenced a time charter in January 2016 with earliest possible re-delivery in December 2017.
(12)	This vessel commenced a time charter in December 2016 with earliest possible re-delivery in May 2017.
(13)	The lease for this vessel terminated in March 2017.
(14)	This vessel commenced a time charter in March 2016 with earliest possible re-delivery in February 2017.
(15)	This vessel commenced a time charter in September 2016 with earliest possible re-delivery in May 2017.

Recent developments
In April 2017, we took delivery of the Suezmax  newbuilding Front Crystal and the Aframax/LR2 newbuilding Front Sirius.

The Securities We May Offer
We may use this prospectus to offer, through one or more offerings, our ordinary shares, preferred shares, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $300,000,000.  A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below and associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider the risks set forth below and the risks and discussion of risks under the heading "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2016 and in the other documents we have incorporated by reference in this prospectus, including the section entitled "Risk Factors" in future Annual Reports, which summarize the risks that may materially affect our business.  Please see "Where You Can Find Additional Information – Information Incorporated by Reference." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could materially and adversely impact our results of operations or financial condition.
Our ordinary share price may be highly volatile and future sales of our ordinary shares could cause the market price of our ordinary shares to decline.
We cannot assure you that an active and liquid public market for our ordinary shares will continue. The market price of our ordinary shares has historically fluctuated over a wide range and may continue to fluctuate significantly in response to many factors, such as actual or anticipated fluctuations in our operating results, changes in financial estimates by securities analysts, economic and regulatory trends, general market conditions, rumors and other factors, many of which are beyond our control. In addition, the seaborne transportation industry has been highly unpredictable and volatile. If the volatility in the market or the seaborne transportation industry continues or worsens, it could have an adverse effect on the market price of our ordinary shares and may impact a potential sale price if holders of our ordinary shares decide to sell their shares.  Consequently, you may not be able to sell the securities at prices equal to or greater than those paid by you in an offering.
Future sales of our ordinary shares could have an adverse effect on our share price.
In order to finance our future operations and growth, we may have to incur substantial additional indebtedness and possibly issue additional equity securities. Future ordinary share issuances, directly or indirectly through convertible or exchangeable securities, options or warrants, will generally dilute the ownership interests of our existing ordinary shareholders, including their relative voting rights and could require substantially more cash to maintain the then existing level, if any, of our dividend payments to our ordinary shareholders, as to which no assurance can be given.  Preferred shares, if issued, will generally have a preference on dividend payments, which could prohibit or otherwise reduce our ability to pay dividends to our ordinary shareholders. Our debt will be senior in all respects to our ordinary shareholders, will generally include financial and operating covenants with which we will be required to comply and will include acceleration provisions upon defaults thereunder, including our failure to make any debt service payments, and possibly under other debt.  Because our decision to issue equity securities or incur debt in the future will depend on a variety of factors, including market conditions and other matters that are beyond our control, we cannot predict or estimate the timing, amount or form of our capital raising activities in the future.  Such activities could, however, cause the price of our ordinary shares to decline significantly.
Because we are a foreign corporation, you may not have the same rights as a shareholder in a U.S. corporation may have.
We are a Bermuda exempted company. Our Memorandum of Association, as amended, and Amended and Restated Bye-Laws and the Companies Act govern our affairs. Bermuda law may not as clearly establish your rights and the fiduciary responsibilities of our directors as do statutes and judicial precedent in some jurisdictions in the United States.
It may not be possible for investors to enforce U.S. judgments against us.
We and all of our subsidiaries are incorporated in jurisdictions outside the United States and a substantial portion of our assets and those of our subsidiaries are located outside the United States. In addition, all of our directors and officers reside outside the United States and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us, our subsidiaries or our directors and officers or to enforce a judgment against us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries and directors and officers are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries and directors and officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries and directors and officers based on those laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements, which include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words "believe," "anticipate," "intend," "estimate," "forecast," "project," "plan," "potential," "will," "may," "should," "expect" and similar expressions identify forward-looking statements.
The forward-looking statements in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein are based upon various assumptions, including, without limitation, management's examination of historical operating trends, data contained in our records and data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to these important factors and matters discussed elsewhere in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:
•	strength of world economies;
•	fluctuations in currencies and interest rates;
•	fluctuations in charter hire rates and vessel values;
•	changes in the supply and demand for vessels comparable to ours;
•	changes in worldwide oil production and consumption and storage;
•	changes in our operating expenses, including bunker prices, drydocking and insurance costs;
•	the market for our vessels;
•	availability of financing and refinancing;
•	our ability to obtain financing and comply with the restrictions and other covenants in our financing arrangements;
•	availability of skilled workers and the related labor costs;
•	compliance with governmental, tax, environmental and safety regulation;
•	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery;
•	general economic conditions and conditions in the oil industry;
•	effects of new products and new technology in our industry;
•	the failure of counter parties to fully perform their contracts with us;
•	our dependence on key personnel;
•	adequacy of insurance coverage;
•	our ability to obtain indemnities from customers;
•	changes in laws, treaties or regulations;
•	the volatility of the price of our ordinary shares;
•	our incorporation under the laws of Bermuda and the different rights to relief that may be available compared to other countries, including the United States;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	potential liability from pending or future litigation;
•	general domestic and international political conditions;
•	potential disruption of shipping routes due to accidents, political events or acts by terrorists; and
•
other important factors described under the heading "Risk Factors" in this prospectus and in our annual report on Form 20-F for the year ended December 31, 2016, as well as those described from time to time in the reports filed by us with the Commission.

In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements. We caution prospective investors not to place undue reliance on these forward-looking statements, which speak only as of their dates.
We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein, whether as a result of new information, future events or otherwise, except as required by law.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for each of the periods presented.

	Year ended December 31,
($000s)	2012	2013	2014	2015	2016
Earnings
Net income from continuing operations	8,055	69,499	137,414	255,386	117,514
Add: Tax expense	-	-	-	150	345
Less: Income from equity investees	-	(8,783)	(16,064)	(2,727)	-
Pre-tax income from continuing operations before adjustment for income from equity investees	8,055	60,716	121,350	252,809	117,859
Add: Fixed charges	22,689	20,257	14,637	37,928	86,070
Add: Amortization of capitalized interest	-	7	119	202	309
Less: Interest capitalized	(5,185)	(8,213)	(7,216)	(5,989)	(6,994)
Add: Distributed income of equity investees	-	-	7,052	4,101	-
Total Earnings	25,559	72,767	135,942	289,051	197,244
Fixed Charges
Interest expensed	17,504	12,044	7,421	17,621	56,687
Interest capitalized	5,185	8,213	7,216	5,989	6,994
Estimate of interest within rental expense	-	-	-	14,318	22,389
Total Fixed Charges	22,689	20,257	14,637	37,928	86,070
Ratio of Earnings to Fixed Charges	1.1	3.6	9.3	7.6	2.3

The Company estimates that 33% of rental expense is attributable to interest and believes that this is a reasonable approximation of the interest factor.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CAPITALIZATION
A prospectus supplement or report on Form 6-K incorporated by reference into the Registration Statement of which this prospectus is a part will include information on our consolidated capitalization.

PRICE RANGE OF ORDINARY SHARES
Our ordinary shares are traded on the NYSE and Oslo Stock Exchange, or the OSE, under the symbol "FRO."

The NYSE is our "primary listing." As an overseas company with a secondary listing on the OSE, we are not required to comply with certain listing rules applicable to companies with a primary listing on the OSE. Our ordinary shares were thinly traded on the London Stock Exchange, or LSE, from 1999 to November 2015, at which time they were de-listed and as a result, historical LSE trading information is not provided below.

All share prices have been adjusted for the 1-for-5 reverse share split, which was effected on February 3, 2016.

The following table sets forth the high and low prices for each of the periods indicated for our ordinary shares as reported by the NYSE and the OSE. You should also carefully review the high and low prices of our ordinary shares in the tables for the months, quarters and years indicated under the heading "Item 9. The Offer and Listing" in our annual report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference herein.

	NYSE		OSE
For the month	High	Low	High	Low
April 2017 (through and including April 7)	$6.80	$6.61	NOK 58.85	NOK 56.75
March 2017	$7.22	$6.61	NOK 60.70	NOK 56.15

ENFORCEABILITY OF CIVIL LIABILITIES
There is no treaty in force between the U.S. and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of the securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our ordinary shares by broker-dealers;
•	sell ordinary shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or
•	loan or pledge the ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.  As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for our ordinary shares.  However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold under this Registration Statement.
If more than five percent (5%) of the net proceeds of any offering of common shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our capital stock and the material terms of our Memorandum of Association, as amended, our Amended and Restated Bye-Laws filed as an exhibit to the registration statement, which this prospectus is a part of, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, together with Memorandum of Association, as amended, our Bye-Laws, as amended, copies of which have been filed as exhibits thereto. Please see the section of this prospectus entitled "Where You Can Find Additional Information."

Authorized Capitalization
Under our Memorandum of Association, our authorized share capital consists of 500,000,000 shares, par value $1.00 per share, of which 169,809,324 shares were issued and outstanding as of the date of this prospectus.
Share Capital
On December 16, 2016, we completed our registered offering of 13,422,818 Ordinary Shares, which shares were issued and sold pursuant to application agreements between the Issuer and the investors identified therein.  After this registered offering we had 169,809,324 shares issued and outstanding.
Ordinary Shares
Each outstanding ordinary share entitles the holder to one vote on all matters submitted to a vote of shareholders.  Subject to preferences that may be applicable to any outstanding preferred shares, holders of ordinary shares are entitled to receive ratably cash dividends, if any, declared by our Board of Directors out of funds legally available for dividends.  Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our ordinary shares will be entitled to receive pro rata our remaining assets available for distribution.  Holders of ordinary shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities.  The rights, preferences and privileges of holders of ordinary shares are subject to the rights of the holders of any preferred shares, which we may issue in the future.
Preferred Shares
The material terms of any series of preferred shares that we may offer through a prospectus supplement will be described in that prospectus supplement.  Bye-law 4 of our Bye-laws provides that any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Ordinary Resolution determine.  Bye-law 7 of our Bye-laws provides that the Board may exercise all the powers of the Company to divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions.  An Ordinary Resolution is defined in Bye-law 1 of our Bye-laws as a resolution passed by a simple majority of votes cast at a general meeting of the Company.  Our Board of Directors may be authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares.  Our Board of Directors will authorize the issuance of preferred shares only for a proper purpose and in our best interests.  At the time that any series of our preferred shares is authorized, our Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation.  Our Board of Directors could, with the sanction of an Ordinary Resolution of our shareholders, cause us to issue preferred shares, which have voting, conversion and other rights that could adversely affect the holders of our ordinary shares or make it more difficult to effect a change in control.  Our preferred shares, depending on the specific terms pursuant to which they are issued, could have the effect of diluting the share ownership of shareholders, including persons seeking to obtain control of us, thereby hindering a possible takeover attempt.  In addition, our preferred shares could be issued with voting, conversion and other rights and preferences, which would adversely affect the voting power and other rights of holders of our ordinary shares.
Listing
Our ordinary shares are listed on the NYSE and OSE under the symbol "FRO."
Transfer Agent

The registrar and transfer agent for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as "subsequent filings."  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued.  The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above.  Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

Senior Debt

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt.  The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.
Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filings with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which our securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, ordinary shares or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.  We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and ordinary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission registration fee		$34,770
FINRA fees		$45,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
NYSE Supplemental Listing Fee	$	*
Transfer agent and registrar fees	$	*
Indenture trustee fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited, Hamilton, Bermuda, with respect to matters of Bermuda law, and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. law.
EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting)  incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.  PricewaterhouseCoopers AS is a member of Den norske Revisorforening.) The consolidated financial statements of Frontline Ltd. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.  PricewaterhouseCoopers AS is a member of Den norske Revisorforening.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  Further information about our company is available on our website at http://www.frontline.bm.  The information on our website does not constitute a part of this prospectus.

Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the Commission on March 16, 2017, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•
Exhibit 2 to our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on December 8, 2016, which includes the Consolidated Balance Sheet for the fiscal year ended December 31, 2014 and December 31, 2013 of Frontline Ltd., and the related consolidated statements of operations, consolidated statement of cash flows and consolidated statement of changes in equity for the years ended December 31, 2014, December 31, 2013 and December 31, 2012

•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on October 5, 2015, which contains our unaudited condensed consolidated interim financial statements as of and for the six months ended June 30, 2015; and

•
Form 8-A12B, filed with the Commission on July 13, 2001, as amended, registering our ordinary shares under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of our ordinary shares contained therein.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not, and any underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
Frontline Ltd. Par-la-Ville Place 14 Par-la-Ville Road Hamilton, HM 08, Bermuda +1 (441) 295-6935 Attn: Georgina Sousa

Information Provided by the Company
We will furnish holders of our ordinary shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.  Indemnification of Directors and Officers.
Section 98 of the Companies Act of 1981 of the Islands of Bermuda, as amended, or the Companies Act, permits the Bye-Laws of a Bermuda company to contain a provision eliminating personal liability of a director or officer to the company for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust, of which the officer or person may be guilty.
Section 98 of the Companies Act grants companies the power generally to indemnify directors and officers of the company if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director and officer of the company or was serving in a similar capacity for another entity at the company's request.
Section 98 of the Companies Act permits a company to purchase and maintain insurance or make other financial arrangements on behalf of an officer or director for any liability asserted against him or her and liability and expenses incurred in his or her capacity as a director, officer, employee or agent arising out of his or her status as such, whether or not the company has the power to indemnify him or her against such liability and expenses.
Bye-laws number 147 through 155 of Frontline Ltd., or the Company, provide as follows:
142.
No Director, Alternate Director, Officer, member of a committee authorised under Bye-law 108, Resident Representative of the Company or their respective heirs, executors or administrators shall be liable for the acts, receipts, neglects, or defaults of any other such person or any person involved in the formation of the Company, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency of deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto.

143.
Every Director, Alternate Director, Officer, member of a committee constituted under Bye-Law 108, Resident Representative of the Company or their respective heirs, executors or administrators shall be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities loss damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Alternate Director, Officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as such Director, Alternate Director, Officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election.

144.
Every Director, Alternate Director, Officer, member of a committee constituted under Bye-Law 108, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Alternate Director, Officer, member of a committee constituted under Bye-Law 108, Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

145.
To the extent that any Director, Alternate Director, Officer, member of a committee constituted under Bye-Law 108, Resident Representative of the Company or any of their respective heirs, executors or administrators is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

146.
The Board may arrange for the Company to be insured in respect of all or any part of its liability under the provision of these Bye-laws and may also purchase and maintain insurance for the benefit of any Directors, Alternate Directors, Officers, person or member of a committee authorised under Bye-law 108, employees or Resident Representatives of the Company in respect of any liability that may be incurred by them or any of them howsoever arising in connection with their respective duties or supposed duties to the Company. This Bye-law shall not be construed as limiting the powers of the Board to effect such other insurance on behalf of the Company as it may deem appropriate.

147.
Notwithstanding anything contained in the Principal Act, the Company may advance moneys to an Officer or Director for the costs, charges and expenses incurred by the Officer or Director in defending any civil or criminal proceedings against them on the condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.

148.
Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director, Alternate Director, Officer of the Company, person or member of a committee authorised under Bye-law 108, Resident Representative of the Company or any of their respective heirs, executors or administrators on account of any action taken by any such person, or the failure of any such person to take any action in the performance of his duties, or supposed duties, to the Company or otherwise in relation thereto.

149.	The restrictions on liability, indemnities and waivers provided for in Bye-laws 147 to 155 inclusive shall not extend to any matter which would render the same void pursuant to the Companies Acts.

150.
The restrictions on liability, indemnities and waivers contained in Bye-laws 147 to 155 inclusive shall be in addition to any rights which any person concerned may otherwise be entitled by contract or as a matter of applicable Bermuda law.

Item 9. Exhibits
A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.
Item 10. Undertakings
The undersigned registrant hereby undertakes:
(a)          Under Rule 415 of the Securities Act of 1933, as amended,

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 under the Securities Act of 1933, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, to any purchasers in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any ther communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended,) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(d)	Not applicable.

(e)
 The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act, as amended, and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)-(g)	Not applicable.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

(i)          Not applicable.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k)          Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hamilton, Country of Bermuda, on April 10, 2017.
Frontline Ltd. (Registrant)
By	/s/ Robert Hvide Macleod
Name:	Robert Hvide Macleod
Title:	Principal Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin, Edward S. Horton, Inger M. Klemp, Aage Kr. Korff Ostern, and Olaf Andreas Wolsdal Eskeland as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on April 10, 2017.
Signature	Title

/s/ Georgina Sousa	Director
Georgina Sousa

/s/ Ola Lorentzon	Director
Ola Lorentzon

/s/ Robert Hvide Macleod	Principal Executive Officer and Director
Robert Hvide Macleod

/s/ Inger M. Klemp	Principal Financial Officer and Principal Accounting Officer
Inger M. Klemp

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this registration statement in the City of Newark, State of Delaware, on April 10, 2017.
PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

Exhibit Index
Exhibit Number	Description

1.1	Underwriting Agreement for (equity securities)*
1.2	Underwriting Agreement (for debt securities)*
3.1
Memorandum of Association of the Company, as amended, incorporated by reference to Exhibit 1.1 of the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the Commission on March 21, 2014

3.2
Amended and Restated Bye-laws of the Company as adopted by shareholders on September 23, 2016, incorporated by reference to Exhibit 1.2 of the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the Commission on March 16, 2017

3.3
Certificate of Deposit of Memorandum of Share Capital, incorporated by reference to Exhibit 1.3 of the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2014, filed with the Commission on March 16, 2015

3.4
Certificate of Deposit of Memorandum of Reduction of Issued Share Capital, dated February 3, 2016, incorporated by reference to Exhibit 1.4 of the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the Commission on March 21, 2016

4.1
Form of Ordinary Share Certificate, incorporated by reference to Exhibit 2.1 of the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the Commission on March 21, 2016

4.2	Preferred Share Certificate*
4.3	Form of Senior Debt Securities Indenture
4.4	Form of Subordinated Debt Securities Indenture
4.5	Form of Warrant Agreement*
4.6	Form of Purchase Contract*
4.7	Form of Rights Agreement*
4.8	Form of Unit Agreement*
5.1	Opinion of MJM Limited, Bermuda counsel to the Company
5.2	Opinion of Seward & Kissel LLP, U.S. counsel to the Company
23.1	Consent of MJM Limited (included in Exhibit 5.1)
23.2	Consent of Seward & Kissel LLP (included in Exhibit 5.2)
23.3 23.4	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers AS) (Annual Report) Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers AS) (Form 6-K)
24.1	Power of Attorney (contained in signature page)
25.1	T-1 Statement of Eligibility (senior indenture)**
25.2	T-1 Statement of Eligibility (subordinated indenture)**
*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.